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                                  EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT


       We consent to the incorporation by reference in this Registration Statement of Hanover Capital Mortgage Holdings, Inc. on Form S-8, pertaining to the Hanover Capital Mortgage Holdings, Inc. 1997 Executive and Non-Employee Director Stock Option Plan, of our report on the consolidated financial statements of Hanover Capital Mortgage Holdings, Inc. and Subsidiaries dated March 22, 2002, appearing in the Annual Report on Form 10-K of Hanover Capital Mortgage Holdings, Inc. for the year ended December 31, 2001.



                                        /s/ DELOITTE & TOUCHE LLP


September 9, 2002
Parsippany, New Jersey